Exhibit 99.1

Bonanza Creek Energy Announces Results of its Borrowing Base Redetermination and Date of its Third Quarter Earnings Release and Conference Call

DENVER, October 19, 2015 – Bonanza Creek Energy, Inc. (NYSE: BCEI) today announces that the lenders under its senior secured credit facility have concluded their semi-annual redetermination, resulting in a borrowing base of $475 million. The Company has elected a capital commitment of $475 million, a 5% reduction from the previous $500 million commitment. As of September 30, 2015, the Company had $69 million drawn on its facility and approximately $25 million of cash on hand.

Richard Carty, Chief Executive Officer, commented, “We are pleased with the outcome of our borrowing base redetermination and appreciate the support of our entire bank group. Our $475 million commitment reflects the resilient nature of our assets and provides ample liquidity for our capital program going forward.”

The Company also announces that it is scheduled to release its third quarter financial and operating results after market close on November 5, 2015, and will host a conference call to discuss these results on November 6, 2015 at 9:00 a.m. Mountain Time (11:00 a.m. Eastern Time). A webcast of this event will be available on the Company’s website at www.bonanzacrk.com, for one year after the event. Dial-in information for the conference call is included below.

Type	Phone Number	Passcode
Domestic Participant	877-311-3255	63868716
International Participant	916-582-3594	63868716
Replay	855-859-2056	63868716

About Bonanza Creek Energy, Inc.

Bonanza Creek Energy, Inc. is an independent oil and natural gas company engaged in the acquisition, exploration, development and production of onshore oil and associated liquids-rich natural gas in the United States. The Company’s assets and operations are concentrated primarily in the Rocky Mountains in the Wattenberg Field, focused on the Niobrara and Codell formations, and in southern Arkansas, focused on oily Cotton Valley sands. The Company’s common shares are listed for trading on the NYSE under the symbol: “BCEI.” For more information about the Company, please visit www.bonanzacrk.com. Please note that the Company routinely posts important information about the Company under the Investor Relations section of its website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements include statements regarding the Company’s liquidity and impact on the Company’s future capital program. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, that may cause actual results to differ materially from those implied or expressed by the forward-looking statements, including the following: changes in natural gas, oil and NGL prices; general economic conditions, including the performance of financial markets and interest rates; drilling results; shortages of oilfield equipment, services and personnel; operating risks such as unexpected drilling conditions; ability to acquire adequate supplies of water; risks related to derivative instruments; access to adequate gathering systems and pipeline take-away capacity; and pipeline and refining capacity constraints. Further information on such assumptions, risks and uncertainties is available in the Company’s SEC filings. We refer you to the discussion of risk factors in our Annual Report on Form 10-K for the year ended December 31, 2014, filed on February 27, 2015, and other filings submitted by us to the Securities Exchange Commission. The Company’s SEC filings are available on the Company’s website at www.bonanzacrk.com and on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are qualified by these cautionary statements. Any forward-looking statement speaks only as of the date on which such statement is made, including guidance, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

For further information, please contact:
James R. Edwards
Director – Investor Relations
720-440-6172